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                                                                    EXHIBIT 8.1

                      [ARMSTRONG TEASDALE LLP LETTERHEAD]


                               September 24, 1999




Enterbank Holdings, Inc.                            EBH Capital Trust I
150 N. Meramec                                      c/o Enterbank Holdings, Inc.
Clayton, MO 63105                                   150 N. Meramec
                                                    Clayton, MO 63105

         Re:      Preferred Securities of EBH Capital Trust I

Ladies and Gentlemen:

         We have acted as special tax counsel for Enterbank Holdings, Inc. (the "Company"), a Delaware corporation, and EBH Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act of the State of Delaware (Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et. seq.), in connection with the sale, pursuant to an underwriting agreement to be entered into among the Company, the Trust, and the underwriter named therein, of trust preferred securities (the "Preferred Securities") (liquidation amount $8 per Preferred Security), which will represent undivided beneficial interests in the assets of the Trust.

         The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption, and otherwise pursuant to the guarantee agreement, to be entered into, between the Company and Wilmington Trust Company, as trustee, for the benefit of the holders of the Preferred Securities.

         In connection with the issuance of the Preferred Securities, the Trust will also issue common securities (the "Common Securities") (liquidation amount $8 per Common Security), which will represent undivided beneficial interests in the assets of the Trust.

         The proceeds from the sale of the Preferred Securities and the Common Securities are to be used by the Trust to purchase junior subordinated debentures (the "Junior Subordinated Debentures"), to be issued by the Company. The Preferred Securities and the Common Securities are to be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement"), to be entered into among the Company, as depositor, Wilmington Trust Company, as Delaware trustee and as property trustee, and the administrative trustees named therein. The Junior


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Enterbank Holdings, Inc.
EBH Capital Trust I
September 24, 1999
Page 2


Subordinated Debentures are to be issued pursuant to an indenture (the "Indenture"), to be entered into, between the Company and Wilmington Trust Company, as trustee.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the preliminary Prospectus (the "Prospectus") in the form included as part of the Registration Statement filed with the Securities and Exchange Commission on September 25, 1999 (the "Registration Statement"); (ii) the Certificate of Trust filed with the Secretary of State of the State of Delaware on September 9, 1999, by the Delaware Trustee; (iii) the form of the Trust Agreement including the designation of the terms of the Preferred Securities; (iv) the form of the Preferred Securities and a specimen certificate thereof; (v) the form of the Guarantee Agreement; (vi) the form of the Indenture; (vii) the form of Junior Subordinated Debentures and a specimen certificate thereof; (viii) the form of Common Securities and a specimen certificate thereof; and (ix) the form of the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Trust and such agreements, certificates of public officials, certificates of officers, trustees or other representatives of the Company, the Trust and others, as applicable, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed by parties other than the Company or the Trust, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust, and others.

         In rendering our opinion, we have participated in the preparation of the preliminary Prospectus. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations, and assumptions set forth in the documents referred to above and the statements and representations made by the Company and the Trust. In rendering our opinion, we have considered the provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations (temporary, and final) promulgated thereunder, judicial


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Enterbank Holdings, Inc.
EBH Capital Trust I
September 24, 1999
Page 3


decisions, and Internal Revenue Service rulings all as of the date hereof, and all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

         Based solely upon the foregoing, we are of the opinion that under current United States federal income tax law:

                   (1) The Trust will be classified as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder of Preferred Securities will generally be treated as the owner of an undivided interest in the Junior Subordinated Debentures.

                  (2) The Junior Subordinated Debentures will be classified as indebtedness of the Company.

         Although the discussion set forth under the heading "Material Federal Income Tax Consequences" in the Prospectus for the offering of Preferred Securities filed as part of the Registration Statement does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities, based upon current laws as they relate to holders described therein. It is possible that contrary positions with regard to the purchase, ownership and disposition of the Preferred Securities may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

         Except as set forth above, we express no opinion to any party as to the tax consequences, whether United States federal, state, local or foreign, of the issuance of the Junior Subordinated Debentures, the Preferred Securities, the Common Securities, or any transactions related to or contemplated by such issuance. In connection with the sale of the Preferred Securities pursuant to the Registration Statement of the Company dated September 25, 1999, as filed with the Securities and Exchange Commission on September 25, 1999 we are furnishing this opinion to you solely for your benefit. This opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our written permission.



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Enterbank Holdings, Inc.
EBH Capital Trust I
September 24, 1999
Page 4

         The opinions expressed herein are subject to, and conditioned upon, reconfirmation and delivery of these opinions at the time of the closing of the offering of Preferred Securities. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of changes of the facts stated or assumed herein or any subsequent changes in applicable law .

         We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to Armstrong Teasdale LLP therein under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder .

                                                     Very truly yours,

                                                     ARMSTRONG TEASDALE LLP